UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2017

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 12, 2017, China XD Plastics Company Limited (the "Company") held its 2017 Annual Meeting of Stockholders (the "Annual Meeting"), for the purpose of: (i) electing eight (8) directors to the Board of Directors of the Company, including two (2) directors elected solely by the holders of the Company's Series D Preferred Stock; (ii) approving, on an advisory basis, the 2016 compensation of named executive officers (the "say-on-pay vote"); (iii) approving, on an advisory basis, the frequency of holding an advisory vote to approve the compensation for the named executive officers (the "say-on-frequency vote"); and (iv) ratifying the appointment of KPMG Huazhen LLP as the Company's independent registered certified public accountant for the fiscal year ending December 31, 2017. For more information on the proposals described below, please refer to the Company's proxy statement dated November 20, 2017.

As of November 17, 2017, the record date for the Annual Meeting, there were a total of 49,727,731 shares of common stock, par value $0.0001 per share (the "Common Stock"), 1,000,000 shares of series B preferred stock, par value $0.0001 per share (the "Series B Preferred Stock"), and 16,000,000 shares of series D preferred stock, par value $0.0001 per share (the "Series D Preferred Stock") issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 38,616,505 shares of Common Stock, 1,000,000 shares of Series B Preferred Stock, and 16,000,000 shares of Series D Preferred Stock, collectively representing an approximately 89.86% of the combined voting power of all classes of stock entitled to vote, were represented in person or by proxy, and therefore a quorum was present.

The voting results for each of the proposals voted upon are as follows:

Proposal 1 — Election of Directors

The eight (8) nominees proposed by the Board of Directors were elected to serve as directors until the Company's Annual Meeting of Stockholders to be held in 2018 and until each director's successor is duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-votes

Jie Han	95,934,095	519,088	1,981,809
Taylor Zhang	95,912,695	540,488	1,981,809
Qingwei Ma	95,912,695	540,488	1,981,809
Joseph Chow	95,934,095	519,088	1,981,809
Linyuan Zhai	93,043,748	3,409,435	1,981,809
Feng Li	93,043,748	3,409,435	1,981,809
Homer Sun*	16,000,000	0	N/A
Jun Xu*	16,000,000	0	N/A
* Homer Sun and Jun Xu were voted on solely by the holders of Series D Preferred Stock.

Proposal 2 — Approval, on an Advisory Basis, of the 2016 Compensation of Named Executive Officers (the "Say-On-Pay Vote")

Stockholders approved, on an advisory basis, the compensation of the Company's named executive officers, based on the following voting results:

For	Against	Abstain	Broker Non-votes
96,240,996	198,387	13,800	1,981,809

Proposal 3 — Approval, on an Advisory Basis, the Frequency of Holding an Advisory Vote to Approve the Compensation for the Named Executive Officers (the "Say-On-Frequency Vote")

Stockholders approved, on an advisory basis, holding an advisory vote to approve the compensation for the named executive officers every year:

1 YEAR	2 YEARS	THREE YEARS	Abstain	Broker Non-votes
3,909,841	4,600	2,450	1,035	1,981,809

Proposal 4 — Ratification of Appointment of KPMG Huazhen LLP as the Company's Independent Auditor for the Fiscal Year Ending 2017

Stockholders ratified the appointment of KPMG Huazhen LLP as the Company's independent registered certified public accountant for the fiscal year ending December 31, 2017, based on the following voting results:

For	Against	Abstain	Broker Non-votes
98,430,015	1,977	3,000	0

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated December 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2017

CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Jie Han
	Name:	Jie HAN
	Title:	Chief Executive Officer